UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2008
HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, FL	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No Change
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
     The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 and 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
     As previously disclosed, effective for fiscal 2009 (which began June 28, 2008) Harris Corporation (the “Company”) is changing its segment reporting and will report its financial results for fiscal 2009 in the following four business segments:
•	The RF Communications segment;

•	The Government Communications Systems segment, which will be comprised of the (i) Defense Programs, (ii) National Intelligence Programs, (iii) Civil Programs and (iv) IT Services businesses;

•	The Broadcast Communications segment, which will be comprised of the (i) Infrastructure and Networking Solutions, (ii) Media and Workflow and (iii) Television and Radio Transmission Systems businesses; and

•	The Harris Stratex Networks segment, which will be comprised of the (i) North America Microwave, (ii) International Microwave and (iii) Network Operations businesses.
     The Company’s segment reporting structure for fiscal 2009 reflects that the RF Communications business (part of the Defense Communications and Electronics segment for fiscal 2008) will be reported as its own separate segment for fiscal 2009, and that the Defense Programs business (the other part of the Defense Communications and Electronics segment for fiscal 2008) will be reported as part of the Government Communications Systems segment for fiscal 2009, together with that segment’s existing businesses (National Intelligence Programs, Civil Programs and IT Services). The Company’s Broadcast Communications and Harris Stratex Networks segments will not change.
     The Company is providing in Exhibit 99.1 to this Current Report on Form 8-K unaudited historical reclassified operating segment data for each quarter of fiscal 2008 and 2007 and for full fiscal 2008 and 2007 to reflect the change in reportable operating segments. Exhibit 99.1 is furnished herewith and is incorporated herein by reference. There is no impact on the Company’s previously reported consolidated statements of income, balance sheets, statements of cash flows or statements of comprehensive income and shareholders’ equity. The information in this Current Report on Form 8-K, including Exhibit 99.1, should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2008, which was filed with the Securities and Exchange Commission on August 26, 2008.
     Non-GAAP Financial Measures
     Exhibit 99.1 includes a discussion of non-GAAP financial measures, including the results of the Government Communications Systems, Broadcast Communications and Harris Stratex Networks segments and non-operating income (loss), in each case excluding, as the case may be, the impact of certain costs, expenses, charges, gains or losses. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The results of the Government Communications Systems, Broadcast Communications and Harris Stratex Networks segments and non-operating income (loss), in each case excluding, as the case may be, the impact of: (i) charges associated with cost-reduction actions and the write-down of capitalized software in the Broadcast Communications segment, (ii) asset impairments, (iii) acquisition costs, and/or (iv) the gain associated with the combination of the Microwave Communications business and Stratex Networks, Inc., are financial measures that are not defined by GAAP and should be viewed in addition to, and not in lieu of, financial measures on a GAAP basis. Exhibit 99.1 includes a reconciliation of disclosed non-GAAP financial measures to the most directly comparable GAAP financial measures.
     The Company’s management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. The Company’s management also believes that these non-GAAP financial measures enhance the ability of investors to analyze trends in the Company’s business and to understand the Company’s performance. In addition, the Company may utilize non-GAAP financial measures as a guide in its forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Please refer to the Company’s financial statements and accompanying footnotes for additional information and for a presentation of results in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibits are furnished herewith:
     99.1 Historical Reclassified Operating Segment Data (Unaudited) (furnished pursuant to Item 2.02 and Item 7.01).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Gary L. McArthur
	Name:	Gary L. McArthur
	Title:	Vice President and Chief Financial Officer

Date: September 8, 2008

EXHIBIT INDEX

Exhibit No.
Under Regulation S-K, Item
601	Description

99.1	Historical Reclassified Operating Segment Data (Unaudited) (furnished pursuant to Item 2.02 and Item 7.01).

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